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                                  EXHIBIT 24(a)

                                POWER OF ATTORNEY

      The undersigned, being a director of Lindsay Manufacturing Co. (the "Company"), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2004, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.

      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

        SIGNATURE                        CAPACITY                     DATE
        ---------                        --------                     ----
/s/ MICHAEL N. CHRISTODOLOU       Chairman of the Board
---------------------------       of Directors
Michael N. Christodolou                                         October 26, 2004

/s/ HOWARD G. BUFFETT             Director                      October 28, 2004
---------------------------
Howard G. Buffett

/s/ LARRY H. CUNNINGHAM           Director                      October 27, 2004
---------------------------
Larry H. Cunningham

/s/ J. DAVID MCINTOSH             Director                      October 26, 2004
---------------------------
J. David McIntosh

/s/ MICHAELC. NAHL                Director                      October 26, 2004
---------------------------
Michael C. Nahl

/s/ WILLIAM F. WELSH II           Director                      October 27, 2004
---------------------------
William F. Welsh II